SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 2006

                                ________________

                         First Federal Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                        0-25509                 42-1485449
------------------------------   ------------------------    ------------------
      (State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



329 Pierce Street, Sioux City, Iowa                                  51101
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


                                 (712) 277-0200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement.

         First Federal Bankshares, Inc. (the "Company") has entered into an employment agreement with Michael W. Dosland, pursuant to which Mr. Dosland will serve as President and Chief Executive Officer of the Company and First Federal Bank (the "Bank"), the Company's wholly-owned subsidiary. This agreement has an initial term of two years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, the initial base salary for Mr. Dosland is $230,000 per year. The base salary will be reviewed at least annually and may be increased, but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The agreement further provides that the Company will grant Mr. Dosland 10,000 options to purchase Company common stock, and pay Mr. Dosland a $25,000 sign-up bonus. The executive's employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

         Mr. Dosland is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event the executive's employment is terminated for reasons other than for just cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a material change in the executive's functions, duties, or responsibilities, which change would cause executive's position to become one of lesser responsibility, importance or scope, (3) the liquidation or dissolution of the Company or the Bank, (4) a change in control of the Company, or (5) a breach of the employment agreement by the Company, the executive would be entitled to a severance payment equal to two times the sum of the executive's base salary and the highest rate of bonus awarded to the executive during the prior two years, payable in a lump sum. In addition, the executive would be entitled, at the Company's sole expense, to the continuation of life, medical, dental and disability coverage for 24 months after termination of the agreement. The executive would be entitled to no additional benefits under the employment agreement upon retirement at age 65.

         The foregoing summary of the material features of the employment agreement is qualified in its entirety by reference to the provisions of the employment agreement, attached as Exhibit 10 hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On January 5, 2006, the Company announced that Michael W. Dosland has been appointed as President and Chief Executive Officer of the Company and the Bank. Mr. Dosland will begin work with the Company and the Bank on January 17, 2006. As previously reported, Barry Backhaus, currently the President and Chief Executive Officer of the Company and the Bank, will retire from those positions upon commencement of Mr. Dosland's employment.

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         See Item 1.01 herein for a description of the employment agreement entered into with Mr. Dosland.

         Attached as Exhibit 99 to this report is the Company's press release announcing the appointment of Mr. Dosland.

Item 9.01.     Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits.

               10   Employment Agreement with Michael W. Dosland

               99   Press release dated January 5, 2006







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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     FIRST FEDERAL BANKSHARES, INC.

Dated:  January 6, 2006              By:  /s/ Barry E. Backhaus
                                          --------------------------------------
                                          Barry E. Backhaus
                                          President and Chief Executive Officer
                                          (Duly authorized representative)